Exhibit 99.1

For Immediate Release

Media Contact: Claire McCall 615-367-8283

PARAG DESAI NAMED CHIEF STRATEGY AND

DIGITAL OFFICER AT GENESCO

NASHVILLE, Tenn., May 12, 2021--- Nashville-based Genesco Inc. (NYSE: GCO) announced that Parag Desai has been named Genesco’s senior vice president - chief strategy and digital officer. He previously served as senior vice president, strategy, and shared services since December 2014.

In this newly created role, Desai will continue to provide critical leadership in executing Genesco’s footwear focused strategy and building its shared technology, logistics and analytics platforms. Since joining Genesco in 2014, Desai has overseen the continued advancement of Genesco’s technology and the acceleration of our supply chain and driven critical corporate initiatives and business development opportunities. Genesco’s past digital and supply chain investments allowed the company to take advantage of the recent accelerated shift to online spending, achieving record digital revenue of nearly $450 million in our last fiscal year, an increase of almost 75% year-over-year, while also fueling record profitability for this channel.

As chief digital officer, Desai will drive further synergies across the company’s portfolio of e-commerce businesses, continue to integrate systems and digital best practices, and expand our consumer insights and customer relationship management capabilities. Desai will continue to serve as a member of the company’s management committee and work closely with executive management and our board of directors to drive the company’s digital strategy.

“As our consumers continue to embrace new ways of shopping and interacting with our footwear businesses, we have made meaningful digital and people investments which have allowed us to significantly grow our e-commerce business and digital capabilities,” said Mimi Vaughn, Genesco board chair, president and chief executive officer.  “Looking ahead, I am confident in our competitive strengths, our existing omnichannel capabilities and the strategic initiatives we have underway to add to our recent digital gains. Our portfolio of footwear businesses benefits from our shared platforms and we continue to pursue opportunities to enhance how we leverage our data and technology to acquire, retain and delight our customers. Parag will lead our efforts to further digitize our stores, deepen our consumer and market insights, and work to accelerate our progress, ensuring that we take full advantage of the many omnichannel opportunities the pandemic has presented. Parag has a record of significant accomplishment at Genesco, and I am confident he will continue to add tremendous value in his new role.”

Desai brings to Genesco several decades of experience developing strategies for businesses given changes in consumer behavior, channels, and technology. He previously spent 14 years with McKinsey & Company, including seven years as a partner, where he was part of the firm’s global retail leadership team and a core member of the consumer practice both in the Americas and in Australia. In addition, Desai held business development and technology positions at Outpace Systems and Booz Allen & Hamilton.

He received his bachelor of business administration degree from George Washington University, summa cum laude, and a master of business administration degree from Tuck School of Business at Dartmouth College, where he graduated as a Tuck Scholar.

Safe Harbor Statement

This release contains forward-looking statements, including, without limitation, those regarding our ability to drive synergies, compete effectively, integrate systems, expand digital capabilities, realize anticipated benefits from our investments in data and technology and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences, including those cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer and branded company, sells footwear and accessories in more than 1,455 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids,  Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com.   In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.